April 27, 2023	Exhibit 23.1

VIA EDGAR TRANSMISSION

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Opinion of Counsel
Registration Statement on Form S-1 under the Securities act of 1933
Empower SecureFoundation Group Fixed Deferred Annuity Contract, File No. 333-271172

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Kirsty Lieberman

Kirsty Lieberman

Senior Counsel

Employee Benefits, Insurance and Trust